UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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Teppco Partners, L.P.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Nov. 30, 2006	CONTACTS:	Investor Relations – Brenda J. Peters
		Phone:	(713) 381-3954
		Toll Free:	(800) 659-0059

Media Relations – Rick Rainey
		Phone:	(713) 381-3636

TEPPCO PARTNERS, L.P. GENERAL PARTNER ADJOURNS

SPECIAL UNITHOLDER MEETING

HOUSTON – TEPPCO Partners, L.P. (NYSE: TPP) today announced that its general partner, Texas Eastern Products Pipeline Company, LLC, has exercised its right to adjourn the special unitholder meeting that was convened Nov. 30, 2006.  While a quorum was present, management decided to adjourn the meeting in order to give as many unitholders as possible the opportunity to vote on these important matters.  The reconvened meeting will be held at 1 p.m. CST on Dec. 8, 2006, at the Doubletree Hotel, 500 Dallas Street, Houston, Texas 77002.  The special meeting cannot be adjourned beyond Dec. 8, 2006, without setting a new record date and reinitiating a new voting and proxy process.

Unitholders wishing to vote at the reconvened special unitholder meeting or having any questions with respect thereto should contact the proxy solicitor retained by TEPPCO, Georgeson Inc.  Unitholders please call (866) 767-8980.  Banks and brokers, please call (212) 440-9800.

TEPPCO Partners, L.P. is a publicly traded partnership with an enterprise value of approximately $4 billion, which conducts business through various subsidiary operating companies. TEPPCO owns and operates one of the largest common carrier pipelines of refined petroleum products and liquefied petroleum gases in the United States; owns and operates petrochemical and natural gas liquid pipelines; is engaged in crude oil transportation, storage, gathering and marketing; owns and operates natural gas gathering systems; and has ownership interests in Jonah Gas Gathering Company, Seaway Crude Pipeline Company, Centennial Pipeline LLC, Mont Belvieu Storage Partners, L.P. and an undivided ownership interest in the Basin Pipeline. Texas Eastern Products Pipeline Company, LLC, an indirect subsidiary of EPCO, Inc., is the general partner of TEPPCO Partners, L.P. For more information, visit TEPPCO’s Web site at www.teppco.com.

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Except for the historical information contained herein, the matters discussed in this news release, including, without limitation, the reconvened meeting, are forward-looking statements that involve certain risks and uncertainties. These risks and uncertainties include, among other things, market conditions, governmental regulations and factors discussed in TEPPCO Partners, L.P. filings with the Securities and Exchange Commission.

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